Exhibit 4.5



THE REGISTERED HOLDER OF THIS WARRANT, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS WARRANT EXCEPT AS HEREIN PROVIDED.

Warrant No.________


                   REDEEMABLE COMMON STOCK PURCHASE WARRANT

      To Subscribe For The Purchase of up to ______ Shares of Common Stock

                                      of

                           EAGLE SUPPLY GROUP, INC.
                           (a Delaware corporation)

1.    Warrant.

      THIS CERTIFIES THAT _________________________ (the "Holder"), as
registered owner of this Redeemable Common Stock Purchase Warrant (the "Warrant"), of EAGLE SUPPLY GROUP, INC. (the "Company") is entitled, at any time during the three year period (the "Exercise Period") commencing on the date of the declaration of effectiveness ("Effective Date") by the Securities and Exchange Commission of an initial public offering of securities of the Company (an "IPO"), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to ________ shares of Common Stock, $.0001 par value (the "Common Stock"), of the Company. This Warrant shall be initially exercisable as to each share of Common Stock covered hereby at $5.00 per share (the "Exercise Price"). The term "Exercise Price" shall mean the initial exercise price or such exercise price, as adjusted in the manner provided herein, depending on the context.

      This Warrant is one of the Warrants being issued by the Company in connection with the Company's private placement to accredited investors (the "Private Placement") of units consisting of up to an aggregate of (i) 300,000 shares of Common Stock and (ii) 300,000 Warrants to purchase up to 300,000 shares of Common Stock.

2.    Exercise.

      In order to exercise this Warrant, the exercise form attached hereto must be duly executed, completed and delivered to the Company at its principal office as set forth in Section 8.4 hereof during the Exercise Period, together with this Warrant and payment of the Exercise Price for the shares of the Common Stock being purchased and any required transfer tax. The Company shall issue a certificate or certificates evidencing the shares of Common Stock which are the subject of any such exercise as soon as practicable after its receipt of an exercise form. The Holder shall not have any rights whatsoever as a stockholder of the Company until such time as the certificate or certificates evidencing shares of Common Stock issuable upon exercise of this Warrant have been issued by the Company upon due exercise of this Warrant by the Holder. If the rights represented hereby shall not have been exercised at or before 5:00 p.m., Eastern Time, on the last day during the Exercise Period, this Warrant shall become and be void and without further force or effect and all rights represented hereby shall cease and expire.

3.    Restrictions on Transfer. Registration of Transfer.

      3.1 Restrictions on Transfer. The registered Holder of this Warrant, by
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its acceptance hereof, agrees that prior to any proposed transfer of all or any part of this Warrant or any securities purchased upon the exercise of this Warrant, if such transfer is not made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), such holder will, if requested by the Company, deliver to the Company:

      (i) an opinion of counsel reasonably satisfactory in form and substance to the Company that the Warrant or the securities purchased upon the exercise of the Warrant may be transferred without registration under the Act;

      (ii) an agreement by the proposed transferee to the impression of the restrictive investment legend set forth below on the Warrant or the securities to be received;

      (iii) an agreement by such transferee that the Company may place a notation in the stock books of the Company or a "stop transfer order" with any transfer agent or registrar with respect to the Warrant and the securities purchased upon exercise of the Warrant; and

      (iv) an agreement by such transferee to be bound by the provisions of this
      Section 3 relating to the transfer of such Warrant or the securities purchased upon exercise of such warrant.

      Each Warrant holder agrees that each Warrant and each certificate representing securities purchased upon exercise of this Warrant shall bear the following legend unless such securities have been registered under the Act:

      The Securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended. These Securities have been acquired for investment purposes and not with a view to distribution or resale, and may not be sold, assigned, pledged, hypothecated or otherwise transferred without an effective Registration Statement for such Securities under the Securities Act of 1933, as amended, and applicable state securities laws, or an opinion of counsel satisfactory to Eagle Supply Group, Inc. to the effect that registration is not required under such Act and such state securities laws.

      3.2 Registration of Transfers. In order to make any permitted transfer or assignment of this Warrant, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with this Warrant and payment of all transfer taxes, if any, payable in connection therewith. Upon receipt of such form and this Warrant, the Company shall immediately transfer this Warrant or any part thereof specified in the assignment form on the books of the Company and shall execute and deliver a new warrant or warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the number of shares of Common Stock purchasable hereunder or such portion of such number as shall be contemplated by such assignment.

4.    New Warrants to be Issued.

      4.1 Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon delivery to the Company of this Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay the Exercise Price and any required transfer tax, the Company shall promptly cause to be delivered to the Holder without charge a new Warrant or new warrants of like tenor with this Warrant in the name of the Holder evidencing the right to purchase in the aggregate the remaining number of underlying shares of Common Stock purchasable

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hereunder after giving effect to any such partial exercise or assignment.

      4.2 Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and of an indemnification by the Holder in favor of the Company, reasonably satisfactory to it, the Company shall execute and deliver to the Holder a new warrant of like tenor and date.

5.    Adjustments to Exercise Price and Number of Securities.

      5.1 Subdivision and Combination. In case the Company shall at any time during the Exercise Period subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

      5.2 Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 5, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be adjusted to the nearest full number obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

      5.3 Recapitalization. For the purpose of this Warrant, the term "Common Stock" shall also mean any other class of stock resulting from successive changes or reclassifications of Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

      5.4 Merger or Consolidation. In case of any capital reorganization, reclassification of the Common Stock, consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), or sale of the properties and assets of the Company, as or substantially as, an entirety to any other corporation, during the Exercise Period, this Warrant will thereupon become exercisable only for the number of shares of stock or other securities, assets, or cash to which a holder of the number of shares of Common Stock of the Company purchasable (at the time of such reorganization, reclassification, consolidation, merger, or sale) upon exercise of the Warrant would be entitled to receive upon such reorganization, reclassification, consolidation, merger, or sale.

      5.5 No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made:

      (i) upon the issuance of the Warrants (including shares of Common Stock issued upon exercise of those warrants) and Common Stock issued in connection with the Private Placement;

      (ii) upon the issuance of shares of Common Stock and warrants (including shares of Common Stock issued upon exercise of those warrants) issued in connection with an IPO;

      (iii) upon the issuance or sale of shares of Common Stock issuable upon the exercise of any stock options granted under any stock option plan of the Company;

      (iv) if the amount of said adjustment shall be less than five cents ($.05) per share of Common Stock, provided, however, that in such case, any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least five

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      cents ($.05) per share of Common Stock;

      (v) upon the issuance of shares of Common Stock in connection with the acquisition of Eagle Supply, Inc., a Florida corporation, or any other acquisition of a business;

      (vi) upon the issuance of up to 2,100,000 shares of the Company's Common Stock.

      5.6 Redemption of Warrants. (i) Commencing on the Effective Date and on not less than thirty (30) days notice, the Warrants may be redeemed, at the option of the Company, at a redemption price of $.25 per Warrant, provided the market price of the Common Stock receivable upon exercise of the Warrant shall equal or exceed $10.00 per share (the "Target Price"), subject to adjustment as set forth in Section 5 hereof. Market price for the purpose of this Section 5.6 shall mean (i) the average of the closing bid prices for thirty (30) consecutive trading days, ending within ten (10) days of the date of the notice of redemption of the Common Stock, as reported by the National Association of Securities Dealers, Inc.'s Automated Quotation System ("NASDAQ") or (ii) the last reported sale price, for thirty (30) consecutive trading days, ending within ten (10) days of the date of the notice of redemption, on the primary exchange on which the Common Stock is traded, if the Common Stock is traded on a national securities exchange or the national market system of NASDAQ. Notwithstanding the foregoing, in the event the Company completes an IPO, this Warrant is not redeemable prior to the first anniversary of the Effective Date without the written consent of the underwriter of an IPO.

      (ii) Providing the conditions set forth in Section 5.6(i) are met, and the Company shall desire to exercise its right to redeem the Warrants, it shall mail a notice of redemption to the Holders of the Warrants to be redeemed, first class, postage prepaid, not later than the thirtieth
      (30th) day before the date fixed for redemption, at his/her last address as shall appear on the records of the Company. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Holder receives such notice.

      (iii) The notice of redemption shall specify the (i) redemption price,
      (ii) the date fixed for redemption, (iii) the place where the Warrant Certificates shall be delivered and the redemption price paid, and (iv) that the right to exercise the Warrant shall terminate at 5:00 p.m. (New York time) on the trading day immediately preceding the date fixed for redemption. The date fixed for redemption of the Warrants shall be the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a Holder (a) to whom notice was not mailed; or (b) whose notice was defective. An affidavit of the Secretary or an Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

      (iv) Except as provided herein, any right to exercise a Warrant shall terminate at 5:00 p.m. (New York time) on the trading day immediately proceeding the Redemption Date. On and after the Redemption Date, the Holders shall have no further rights except to receive, upon surrender of the Warrant, the redemption price.

      (v) From and after the Redemption Date, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the Holder thereof of one or more Warrants to be redeemed, deliver or cause to be

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

      delivered to or upon the written order of such Holder a sum in cash equal to the redemption price of each such Warrant. From and after the date fixed for redemption and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Warrants called for redemption, such Warrants shall expire and become void and all rights hereunder and under the Warrant Certificates, except the right to receive payment of the redemption price, shall cease.

      (vi) If the shares of the Company's Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, the Target Price shall be proportionally adjusted by the ratio which the total number of shares of Common Stock outstanding immediately prior to such event bears to the total number of shares of Common Stock to be outstanding immediately after such event.

      5.7 Dividends and Other Distributions. In the event that the Company shall at any time during the Exercise Period prior to the exercise in full of this Warrant declare a non-cash dividend (other than a dividend consisting solely of shares of Common Stock) or otherwise distribute to its stockholders any assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another, or any other thing of value other than cash, the Holder of this Warrant shall thereafter be entitled, in addition to the shares of Common Stock or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of such Warrant, the same property, assets,rights, evidences of indebtedness, securities or any other thing of value that it would have been entitled to receive at the time of such dividend or distribution as if the Warrant had been exercised immediately prior to such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Section 5.7.

      5.8 Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrant. In lieu of fractional shares of Common Stock there will be paid to the Holder, at the time of exercise, an amount of cash equal to the same fraction of the current market price of a share of Common Stock.

6.    Exchange.

      In the event the Company consummates an IPO and the securities offered in the IPO include warrants which are exercisable to purchase shares of Common Stock ("IPO Warrants"), on the closing date of the IPO, this Warrant shall be exchangeable, at the option of the Holder, at the aforesaid office of the Company for warrants having the same terms, conditions, rights and obligations as those sold in the Company's IPO.

7.    Reservation.

      The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of the Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common stock and other securities, properties and rights issuable upon such exercise shall be duly and validly issued, fully paid and nonassessable and not subject to preemptive rights of any stockholder.

8.    Certain Notice Requirements.

      8.1   Holder's Rights to Receive Notice. Nothing herein shall be construed

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

as conferring upon the Holder the right to vote or consent or to receive notice as a stockholder for the election of directors or any other matter. The Holder shall not have any right whatsoever as a stockholder of the Company until such time as the certificate or certificates evidencing shares of Common Stock issuable upon exercise of this Warrant have been issued by the Company upon due exercise of this Warrant by the Holder. If, however, at any time prior to the expiration of the Warrant or its exercise, any of the events described in
Section 8.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date of the closing of the transfer books, as the case may be.

      8.2 Events Requiring Notice. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (i) if the Company shall declare a record date to calculate the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash as set forth in Section 5.7, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, or (ii) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed to the Company's stockholders, or (iv) a merger or consolidation pursuant to Section 5.4 hereof.

      8.3 Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 5 hereof, send notice to the Holder of such event and change (the "Price Notice"). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company's Chief Executive Officer or Treasurer.

      8.4 Transmittal of Notices. All notices, requests, consents and other communications under this Warrant shall be in writing and shall be deemed to have been duly given or made when hand delivered, or when delivered by responsible overnight courier or by registered or certified mail, return receipt requested, addressed as set forth below.

      (i) If to the registered Holder of this Warrant, to his or her address as stated on the books and records of the Company; and

      (ii)  if to the Company, to:

            Eagle Supply Group, Inc.
            122 East 42nd Street, Suite 1116
            New York, New York 10168
            Attention: Douglas P. Fields

Either of the Holder or the Company may change the foregoing address by notice given pursuant to this Section 8.4.

9.    Miscellaneous.

      9.1 Amendments. All material modifications or amendments to this Warrant shall require the written consent of the party against whom enforcement of the modification or amendment is sought.


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

      9.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Warrant.

      9.3 Entire Agreement. This Warrant constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

      9.4 Binding Effect. This Warrant shall inure solely to the benefit of and shall be binding upon the Holder and the Company and their permitted assignees, respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions herein contained.

      9.5 Governing Law. Submission to Jurisdiction. This Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without giving effect to the conflict of laws provisions thereof. Any action, proceeding or claim against the Company or the Holder arising out of or relating in any way to this Warrant shall be brought and enforced in the courts of the State and County of New York or of the United States of America for the Southern District of New York, and the Company and the Holder irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The Holder and the Company waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. The prevailing party in any such action shall be entitled to recover from the other party all of its reasonable attorney's fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Holder and the Company waive their right to trial by jury.

      9.6 Waiver, Etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validly of this Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Warrant. No waiver of any breach, noncompliance or nonfulfillment of any of the provisions of this Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no wavier of any such breach, noncompliance or nonfulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, noncompliance or nonfulfillment.

      9.7 Severability. In the event that any provision of this Warrant shall be determined to be illegal or unenforceable, the remaining provisions of this Warrant shall remain binding and in full force and effect.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer on the _____ day of _______, 1996.


                                          EAGLE SUPPLY GROUP, INC.


                                    By:   _______________________________
                                          Douglas P. Fields, President
                                          Chief Executive Officer


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

Form to be used to exercise Warrant:

EAGLE SUPPLY GROUP, INC.
122 East 42nd Street, Suite 1116
New York, New York 10168


Date: __________________, 19 ___

      The Undersigned hereby elects irrevocably to exercise the within Warrant and to purchase _________________ shares of Common Stock of Eagle Supply Group, Inc. (a Delaware corporation) and hereby makes payment of $____________________ (at the rate of $____________ per share) in payment of the Exercise Price pursuant thereto and transfer taxes, if any such taxes are required to be paid. Please issue the shares as to which this Warrant is exercised in accordance with the instructions given below.


                                    ___________________________________________
                                    Signature


                                    ___________________________________________
                                    Signature Guaranteed


                                    Print Name, Address and Social Security or
                                    Taxpayer Identification Number:

                                    ___________________________________________
                                    ___________________________________________
                                    ___________________________________________
                                    ___________________________________________


                  INSTRUCTIONS FOR REGISTRATION OF SECURITIES


Name:__________________________________________________________________________
                           (Print in Block Letters)


Address:_______________________________________________________________________


NOTICE: The signature to this form must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

Form to be used to assign Warrant:

                                  ASSIGNMENT

(To be executed by the registered Holder to effect a transfer of all or part of the within Warrant):

EAGLE SUPPLY GROUP, INC.
122 East 42nd Street, Suite 1116
New York, New York 10168


      FOR VALUE RECEIVED, _____________________, does hereby sell, assign and transfer unto _____________________ the right to purchase _____________________
shares of Common Stock of Eagle Supply Group, Inc. (the "Company") evidenced by the within Warrant and does hereby authorize the Company to transfer such right on the books of the Company.


Dated: __________________, 19


                                    ___________________________________________
                                    Signature


                                    ___________________________________________
                                    Signature Guaranteed


                                    Print Name, Address and Social Security or
                                    Taxpayer Identification Number:

                                    ___________________________________________
                                    ___________________________________________
                                    ___________________________________________
                                    ___________________________________________


NOTICE: The signature to this form must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.